UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-183118	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously announced, on July 24, 2018, First Priority Financial Corp. (“First Priority”) held a special meeting of shareholders (the “Special Meeting”) to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated January 16, 2018 (the “Merger Agreement”), by and between First Priority and Mid Penn Bancorp, Inc. (“Mid Penn”) which provides for, among other things, the merger of First Priority with and into Mid Penn, with Mid Penn as the surviving corporation.

As of June 14, 2018, the record date for the Special Meeting, there were 6,650,369 shares of First Priority’s common stock outstanding, each entitled to cast one vote per share on each matter considered at the Special Meeting. Of such shares of common stock, 4,720,580 shares were present and counted toward a quorum at the Special Meeting.

At the Special Meeting, shareholders of First Priority approved the proposal to adopt the Merger Agreement, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Nonvotes
4,714,345	4,703	1,532	0

A second proposal included in the Joint Proxy Statement/Prospectus, dated June 19, 2018 and distributed in connection with the Special Meeting, to authorize First Priority’s board of directors to adjourn the Special Meeting to solicit additional proxies, if necessary, in the event that there were not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement was not necessary and, accordingly was not presented for a vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated: July 24, 2018	By:	/s/ David E. Sparks
David E. Sparks
Chairman and Chief Executive Officer

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